Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated March 26, 2021, relating to the financial statements of Thoma Bravo Advantage, which is contained in that Proxy Statement/Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

May 3, 2021